UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 14, 2018

ALICO, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	0-261	59-0906081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10070 Daniels Interstate Court, Suite 100, Fort Myers, FL 33913
(Address of Principal Executive Offices) (Zip Code)
(239) 226-2000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) is being filed as an amendment to the Current Report on Form 8-K filed by Alico, Inc. (the “Company”) on February 28, 2018 (the “Original 8-K”). The Original 8-K was filed with the Securities and Exchange Commission (the “SEC”) to report the results of the matters submitted to a vote by the Company’s shareholders at the Company’s Annual Meeting of Shareholders held on February 27, 2018 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose, in accordance with Item 5.07(d) of Form 8-K, the Company’s decision as to how frequently the Company will conduct future shareholder advisory votes regarding named executive officer compensation. Except as set forth herein, no other modifications have been made to the Original 8-K.

Section 5    Corporate Governance and Management
Item 5.07    Submission of Matters to a Vote of Security Holders

(d)    At the Annual Meeting, the Company’s shareholders voted on, among other matters, an advisory proposal concerning the frequency of future advisory votes on executive compensation. As reported in the Original 8-K, the shareholders voted in favor of a three-year interval for advisory votes on executive compensation. On March 14, 2018, the Board of Directors of the Company approved the three-year interval for advisory votes on executive compensation. Accordingly, the next shareholder advisory vote on executive compensation (“say on pay”) is scheduled to be held at the Company’s 2021 Annual Meeting of Shareholders. The next shareholder advisory vote regarding the frequency to review executive compensation is scheduled to be held at the Company’s 2021 Annual Meeting of Shareholders.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALICO, INC.

Date: March 15, 2018	By:	/s/ John E. Kiernan
	Name:	John E. Kiernan
	Title:	Executive Vice President and Chief Financial Officer

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